UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

Aradigm Corporation

(Exact name of registrant as specified in its charter)

California	001-36480	94-3133088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3929 Point Eden Way, Hayward, California		94545
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ARDMQ	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 30, 2020, the Bankruptcy Court entered an order approving the sale by Aradigm Corporation (the “Company”) to Grifols, S.A. (the “Buyer”) of the Company’s assets and intellectual property that pertain to Lipoquin, Free Ciprofloxacin, Apulmiq and any derivatives thereof. The Buyer has advised the Company that the Buyer has entered into an agreement with a third party to license to the third party the intellectual property and other rights the Buyer acquired from the Company and that the third party has agreed to pursue the development and commercialization of the Aradigm products.

The purchased assets include the following:

(i)	all Intellectual Property Assets and Patents that pertain to Lipoquin, Free Ciprofloxacin, Apulmiq and any derivatives thereof

(ii)

the information and know-how that Aradigm controls that is related to or useful for the development of an Aradigm Product, including protocols, manufacturing processes, and technical and sourcing information

(iii)	all filings, submissions, applications, reports or correspondence between Aradigm and any Regulatory Agency related to the purchased assets

(iv)	records and reports including all pharmacological, pre-clinical, clinical, analytical and quality control data, results and material correspondence related to the purchased assets

Excluded from the sale are all of the Company’s cash and cash equivalents, accounts or notes receivable, certain contracts, tangible personal property, the name Aradigm Corporation, accounts and records of Aradigm Corporation, all benefit plans and the shares of Aradigm.

The purchase price is cash of $3,247,000 payable at Closing, waiver of Proof of Claim No. 4 in the amount of $19,950,000 filed by the Buyer in the Company’s bankruptcy case, waiver of Proof of Claim No. 5 in the amount of $11,785,898.96 filed by the Buyer’s affiliate in the bankruptcy case, a milestone payment of $2 million payable to the Company upon approval of any Aradigm product by the FDA, a milestone payment of $1 million payable to the Company upon approval of any Aradigm product by the EMA and, during the Royalty Term, the Company will receive twenty-five percent of any royalties received by the Buyer.

The sale closed on March 31, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Aradigm Corporation dated April 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: April 3, 2020	By:	/s/ John M. Siebert
Name: John M. Siebert
Title: Acting Principal Executive Officer